Exhibit 10.9F

                     FIFTH AMENDMENT TO OPERATING AGREEMENT

      This FIFTH AMENDMENT TO OPERATING AGREEMENT is made and entered into this 9th day of April, 1993, between DUBUQUE RACING ASSOCIATION, LTD., an Iowa nonprofit corporation, (hereinafter referred to as "DRA") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company, (hereinafter referred to as "Greater Dubuque").

      RECITALS:

      A. On February 22, 1993, DRA and Greater Dubuque signed an Operating Agreement setting forth their respective rights, duties and obligations with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code. Amendments to said Operating Agreement were signed on February 22, 1993, March 4, 1993, and March 11, 1993, amending said Operating Agreement.

      B. DRA and Greater Dubuque have jointly agreed to further amend and modify the terms of the Operating Agreement, as previously amended, referred to in Recital A above.

      NOW, THEREFORE, IT IS AGREED that the February 22, 1993 Operating Agreement, as previously amended, is further amended as follows:

      1. The last paragraph of paragraph 1 is amended to read as follows:

            Excursion riverboat operations shall begin on August 1, 1993. It is mutually intended that the required licenses to be issued by the Iowa Racing and Gaming Commission shall be effective as of August 1, 1993. Greater Dubuque agrees that DRA may contract with a third-party operator for excursion gambling boat operations during the period from April 1, 1993 through July 31, 1993. If for any reason, including any force majeure event under paragraph 12, Greater Dubuque does not commence riverboat operations by August 1, 1993, as required above, Greater Dubuque agrees to pay DRA liquidated damages of $1,250.00 per day for each day following July 31, 1993 that the commencement of excursion gambling boat operations is delayed. This liquidated damages payment of $1,250.00 per day will not be credited against the guaranteed minimum payment to DRA under paragraph 4(a)(3) of this Agreement and shall not constitute a waiver, in whole or in part, of any other rights or remedies which DRA has under this Agreement.

      2. Subparagraph (h) of paragraph 3 (Conditions Precedent to Contract) is amended to read as follows:

            (h) Greater Dubuque obtaining by no later than April 9, 1993, a signed contract,

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                  acceptable to both Greater Dubuque and DRA, in respect to the purchase or lease/purchase of an excursion gambling boat having a passenger capacity acceptable to DRA.

                  At such time as Greater Dubuque obtains a signed contract for the purchase or lease/purchase of gaming equipment, a copy of such contract shall be provided immediately to DRA.

      3. Paragraph 3 is amended to add the following as a new subparagraph (j):

            (j) Greater Dubuque will provide status and progress reports to DRA at least every two weeks. If at any time DRA believes that Greater Dubuque is not making reasonable progress including, without limitation, the obtaining of construction financing and a shipyard contract, then DRA may, in its discretion, elect to terminate this Agreement. In the event of such termination by DRA under this paragraph 3(j), both parties will be released from any further obligation under this Agreement, except that DRA will retain the $20,000.00 nonrefundable fee paid pursuant to paragraph 13(m) herein.

      Except as specifically amended above, all of the provisions of the February 22, 1993 Operating Agreement and existing Amendments thereto shall remain in full force and effect.

      Dated this 9th day of April, 1993.

                                    DUBUQUE PACING ASSOCIATION, LTD.

                                    By /s/ Norma M. Denlinger
                                       ---------------------------------
                                       Norma Denlinger, President

                                    By /s/ Ron Spillane
                                       ---------------------------------
                                       Ron Spillane, Secretary


                                    GREATER DUBUQUE RIVERBOAT
                                    ENTERTAINMENT CORP., L.C.


                                    By /s/ Joseph P. Zwack
                                       ---------------------------------
                                       Joseph P. Zwack, Managing Member


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